UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8540 Gander Creek Drive
Miamisburg, Ohio 45342
(Address of principal executive offices, including ZIP code)

(877) 855-7243
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Chief Executive Officer

Effective as of April 5, 2019, B. Christopher DiSantis ceased being Chief Executive Officer (“CEO”) and a member of the Board of Directors (“Board”) of Verso Corporation (the “Company” or “Verso”). His decision to resign as a director was not due to any disagreement with the Company’s operations, policies or practices. Mr. DiSantis did not hold any positions on any committee of the Board at the time he ceased being a director.

In connection with Mr. DiSantis’ departure from the Company, the Company has entered into a Separation Agreement and General Release with Mr. DiSantis (the “Separation Agreement”), dated April 11, 2019. Pursuant to the Separation Agreement, Mr. DiSantis agreed to release certain claims he may have against the Company and other released parties and will receive certain payments from the Company, including (i) accrued obligations (as defined in Mr. DiSantis’ employment contract); (ii) a severance payment equal to 25 months base salary, in the total amount of $1,804,687.50 (minus applicable taxes, withholdings, and deductions); (iii) a prorated portion of Mr. DiSantis’ bonus for Fiscal Year 2019, if any, payable at such time as bonuses are generally paid to senior executives of the Company; (iv) a monthly amount, equal to the current Company-paid portion of any premiums (grossed up for income taxes) for Mr. DiSantis’ existing healthcare coverage and for Mr. DiSantis’ cost of COBRA continuation coverage for up to a maximum of 18 months; and (v) vesting of 341,174 of Mr. DiSantis’ unvested stock units.

(c)	Appointment of Interim CEO

On and effective as of April 5, 2019, the Board appointed Leslie T. Lederer, age 70, Interim Chief Executive Officer of Verso. Mr. Lederer served as Chairman of the Board of Directors of Catalyst Paper Corporation (“Catalyst”), a publicly traded Canadian pulp and paper manufacturer, from September 2012 to December 2017 and as Catalyst’s interim President and Chief Executive Officer (May 2017 to October 2017) and Chief Restructuring Officer (December 2017 to March 2019). Mr. Lederer has also served as a consultant in financing, restructuring and mergers and acquisitions since 2008. From July 2007 to August 2008, Mr. Lederer was senior advisor for SSAB Svenskt Stal AB (“SSAB”), a Swedish based international steel producer. Prior to that, Mr. Lederer was at IPSCO Inc., a North American steel producer, in the capacity of Vice President, Secretary and General Counsel from March 2005 to July 2007, when it was acquired by SSAB. Mr. Lederer has a B.Sc Accounting from the University of Illinois, a J.D. from the University of Illinois College of Law and is a Certified Public Accountant.

On and effective as of April 5, 2019 (the “Effective Date”), Verso and Mr. Lederer entered into an employment agreement and restrictive covenant agreement (the “Employment Agreement”). The Employment Agreement provides for Mr. Lederer to serve as the Interim Chief Executive Officer of Verso. Mr. Lederer will receive an annual base salary of $720,000; a grant of restricted stock units (“RSUs”) under the Verso Performance Incentive Plan with respect to 67,720 shares of common stock, of which 5% will vest on the 90th day following the Effective Date, 5% will vest on the 180th day following the Effective Date, and the balance of which will vest on a change in control, generally subject to Mr. Lederer’s continuous employment with Verso and settled as described below; and participation in employee benefit plans generally available to employees of Verso and vacation and fringe benefits provided by Verso generally to its other senior executives.

Mr. Lederer’s employment with Verso may be terminated upon his disability, by Verso for or without cause, and by Mr. Lederer for any reason. In the event Mr. Lederer’s employment terminates prior to a change in control for any reason other than by the Company for cause, subject to the execution of a release, any vested RSUs will be settled upon termination. In addition, in the event Mr. Lederer’s employment is terminated prior to a change in control by the Company without cause or due to his disability, if a change in control occurs within 12 months of termination, following negotiations without material interruption which commenced prior to termination, subject to execution of a release, any unvested RSUs at the time of Mr. Lederer’s termination shall vest upon the consummation of the change in control and be settled at such time. If a change in control of Verso occurs while Mr. Lederer is employed with Verso, all vested RSUs will be settled upon such event.

Mr. Lederer is entitled under the employment agreement to indemnification by Verso as set forth in Verso’s certificate of incorporation and bylaws and to the maximum extent allowed under Delaware law and to coverage under Verso’s directors and officers insurance policies. In addition, Mr. Lederer has entered into a standard indemnification agreement with Verso in the form previously approved by its Board, the form of which is Exhibit 10.12 to Verso’s annual report on Form 10-K filed with the SEC on March 1, 2019, and is incorporated by reference herein.

The restrictive covenant agreement imposes on Mr. Lederer customary nondisclosure obligations during and after his employment with Verso as well as customary noncompetition obligations during his employment with Verso and if he is employed more than 90 days following the Effective Date, 12 months thereafter.

The foregoing summaries of the employment agreement and the restrictive covenant agreement between Verso and Mr. Lederer do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of such agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report on Form 8-K and are incorporated herein by reference.

Mr. Lederer was not appointed pursuant to any arrangement or understanding between Mr. Lederer and any other person. There are no family relationships between Mr. Lederer and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Neither the Company nor any of its subsidiaries has entered into any transactions with Mr. Lederer described in Item 404(a) of Regulation S-K.

Item 8.01 Other.

On April 11, 2019, the Company issued a press release announcing the Company’s executive leadership change. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Employment Agreement dated as of April 5, 2019 (effective as of April 5, 2019), between Verso Corporation and Leslie T. Lederer.
10.2	Restrictive Covenant Agreement dated as of April 5, 2019 (effective as of April 5, 2019), between Verso Corporation and Leslie T. Lederer (incorporated herein by reference to Annex A of Exhibit 10.1 to this Current Report on Form 8-K).
99.1	Press Release of Verso Corporation dated April 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSO CORPORATION

Date: April 11, 2019	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	Employment Agreement dated as of April 5, 2019 (effective as of April 5, 2019), between Verso Corporation and Leslie T. Lederer.
10.2	Restrictive Covenant Agreement dated as of April 5, 2019 (effective as of April 5, 2019), between Verso Corporation and Leslie T. Lederer (incorporated herein by reference to Annex A of Exhibit 10.1 to this Current Report on Form 8-K).
99.1	Press Release of Verso Corporation dated April 11, 2019.